UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Medical Action Industries Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(631) 231-4600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2013, Mr. John Sheffield resigned as Executive Vice President, Chief Financial Officer and Corporate Secretary of Medical Action Industries Inc. (the “Company”), effective as of the same date.

On July 1, 2013, the Board of Directors (the “Board”) of the Company appointed Mr. Brian Baker to serve as Vice President of Finance and Principal Accounting Officer of the Company, effective immediately.  Mr. Baker, age 39, has served as the Company’s Corporate Controller from October 2011 until July 1, 2013, and served as the Company’s Director of Financial Reporting from January 2003 until October 2011.  Mr. Baker previously was a senior accountant at Grant Thornton LLP.

In connection with his appointment as Vice President of Finance and Principal Accounting Officer, the Company provided Mr. Baker with a promotion letter on July 1, 2013.  Pursuant to the promotion letter, Mr. Baker will be paid a base salary at an annual rate of $200,000 and will be entitled to a bonus of up to 35% of such base salary through participation in the Company’s fiscal 2014 management incentive program.  Mr. Baker will also be entitled to participate in the benefit plans and programs of the Company that are generally available to employees or to senior executives, including eligibility to receive equity awards under the Company’s incentive plans at the discretion of the Compensation Committee of the Board.  The foregoing summary of the promotion letter is qualified in its entirety by reference to the full text of such letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On July 1, 2013, the Company also entered into a change in control agreement with Mr. Baker (the “Change in Control Agreement”).  The Change in Control Agreement provides for the payment of a severance benefit if Mr. Baker’s employment with the Company is terminated within 24 months after a change in control unless such termination is (1) due to death or “disability” (as defined in the Change in Control Agreement), (2) by the Company “for cause” (as defined in the Change in Control Agreement) or (3) by Mr. Baker other than in specified circumstances constituting “good reason” (as defined in the Change in Control Agreement) (each, a “Qualifying Termination”).

If, within 24 months following a change in control, Mr. Baker experiences a Qualifying Termination, then Mr. Baker would receive the following payments and benefits:
•
A lump sum payment equal to 2.99 times the sum of (1) Mr. Baker’s highest annual salary within the five year period preceding termination, plus (2) a bonus increment equal to the average of the two highest of the last five bonuses paid to Mr. Baker;

•	Continued participation, for a period of three years following termination, in the Company’s medical benefits and life insurance plans at no cost to Mr. Baker, and
•	All shares of outstanding restricted stock granted to Mr. Baker vest and all stock options vest and become immediately exercisable.

Under the Change in Control Agreement, a “change in control” is generally deemed to have occurred under the Change in Control Agreement if any of the following events occur:
•	Any person acquires 20% or more of the Company’s voting securities;
•	The Company’s directors cease to constitute at least a majority of the Board, unless approved by a vote of at least a majority of the incumbent directors;
•
A merger or consolidation of the Company is approved by the Company’s stockholders other than (1) a merger or consolidation which would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent more than 50% of the voting power of the Company’s securities (or the surviving entity’s securities) outstanding immediately after the merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 20% of the combined voting power of the Company’s then-outstanding securities; or

•
A plan of complete liquidation of the Company or an agreement for the sale or other disposition of Company of all or substantially all of the Company’s assets is approved by the Company’s stockholders.

If amounts payable to Mr. Baker under the Change in Control Agreement (together with any other amounts that are payable by the Company as a result of a change in ownership or control) (collectively, the “Payments”) more likely than not exceed the amount allowed under Section 280G of the Internal Revenue Code for Mr. Baker (thereby subjecting Mr. Baker to an excise tax), then the Payments due to Mr. Baker under the Change in Control Agreement will either (1) be reduced so that the present value of the Payments is $1.00 less than the amount which would cause Mr. Baker to incur an excise tax under Section 4999, or (2) be paid in full, whichever produces the better net-after-tax result for Mr. Baker (taking into account any applicable excise or income taxes). The determination as to whether any Payments are more likely than not to be subject to taxes under Section 4999 of the Internal Revenue Code and as to whether reduction or payment in full of the amount of the Payments results in the better net-after-tax position to Mr. Baker would be made by the Board and Mr. Baker in good faith.

The foregoing summary of the Change in Control Agreement is qualified in its entirety by reference to the full text of the Company’s Form of Amended and Restated Change in Control Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 6, 2011.

There is no arrangement or understanding between Mr. Baker and any other person pursuant to which he was selected to be an officer of the Company. Mr. Baker has no family relationships with any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company.  Further, there are no transactions between Mr. Baker or any member of his immediate family and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No	Description of Exhibit
10.1	Promotion Letter dated July 1, 2013 by and between Medical Action Industries Inc. and Brian Baker

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Paul D. Meringolo
Paul D. Meringolo
Chief Executive Officer

Dated:    July 2, 2013

Exhibit Index

10.1	Promotion Letter dated July 1, 2013 by and between Medical Action Industries Inc. and Brian Baker